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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM T-1

                             ----------------------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an application to determine eligibility of a trustee pursuant to
Section 305(b) (2) -----

                            -----------------------

                     FIRST UNION NATIONAL BANK OF VIRGINIA

              (Exact name of Trustee as specified in its charter)

213 SOUTH JEFFERSON STREET
ROANOKE, VIRGINIA                     24011                 54-0211320
(Address of principal executive       (Zip Code)            (I.R.S. Employer
offices)                                                   Identification No.)

                        Dante M. Monakil, (804) 788-9659
                  901 E. Cary Street, Richmond, Virginia 23219
           (Name, address and telephone number of agent for service)

                            -----------------------

                       UNITED DOMINION REALTY TRUST, INC.
              (Exact name of obligor as specified in its charter)

Virginia                                                   54-0857512
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

10 South 6th Street, Suite 203                         23219-3802
Richmond, VA                                           (Zip Code)
(Address of principal executive
offices)

                            Senior Debt Securities

                      (Title of the indenture securities)

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


1. GENERAL INFORMATION.

   (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

         The Comptroller of the Currency, Washington, D.C.
         Federal Reserve Bank of Richmond, Richmond, Virginia.
         Federal Deposit Insurance Corporation, Washington, D.C.
         Securities and Exchange Commission, Division of Market Regulation,
            Washington, D.C.

   (b)   The Trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR.

         The obligor is not an affiliate of the Trustee.

3. VOTING SECURITIES OF THE TRUSTEE.

         Not applicable
         (See answer to Item 13)

4. TRUSTEESHIPS UNDER OTHER INDENTURES.

         Not applicable
         (See answer to Item 13)

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         Not applicable
         (See answer to Item 13)

6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         Not applicable
         (See answer to Item 13)

7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

         Not applicable
         (See answer to Item 13)

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         Not applicable
         (See answer to Item 13)

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         Not applicable
         (See answer to Item 13)

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         Not applicable
         (See answer to Item 13)

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         Not applicable
         (See answer to Item 13)

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         Not applicable
         (See answer to Item 13)

13. DEFAULTS BY THE OBLIGOR.

         A.  None
         B.  None

14. AFFILIATIONS WITH THE UNDERWRITERS.

         Not applicable
         (See answer to Item 13)

15. FOREIGN TRUSTEE.

         Trustee is a national banking association organized under the laws of the United States.

16. LIST OF EXHIBITS.

         (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (2) Certificate of Authority of the Trustee to conduct business. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (4) By-laws. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (5)  Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trustee Indenture Act of 1939. Included at Page 4 of this Form T-1 Statement.

         (7)  Report of condition of Trustee.

         (8)  Inapplicable.

         (9)  Inapplicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF VIRGINIA, a national organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 15th day of May, 1997.


                                    FIRST UNION NATIONAL BANK OF VIRGINIA
                                    (Trustee)


                                    BY: /s/ DANTE M. MONAKIL
                                        --------------------------------
                                        Dante M. Monakil, Vice President


                                                              EXHIBIT T-1 (6)

                               CONSENT OF TRUSTEE

    Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by United Dominion Realty Trust, Inc., of its Senior Securities, First Union National Bank of Virginia, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    FIRST UNION NATIONAL BANK OF VIRGINIA


                                    BY: /s/ JOHN M. TURNER
                                        ----------------------------------
                                        John M. Turner, Vice President and
                                        Managing Director


Dated: May 15, 1997

                                   EXHIBIT T-1 (7)

Consolidated Report of Income
for the period January 1, 1997-March 31, 1997

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI--Income Statement

                                                                                                                I380
                                                                       Dollar Amounts in Thousands  RIAD  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
1.  Interest income:                                                                                //////////////////
    a.  Interest and fee income on loans:                                                           //////////////////
        (1)  Loans secured by real estate ........................................................  4011        89,558   1.a.(1)
        (2)  Loans to finance agricultural production and other loans to farmers .................  4024         1,191   1.a.(2)
        (3)  Commercial and industrial loans .....................................................  4012        19,833   1.a.(3)
        (4)  Loans to individuals for household, family, and other personal expenditures:           //////////////////
             (a)  Credit cards and related plans .................................................  4054           225   1.a.(4)(a)
             (b)  Other ..........................................................................  4055        22,807   1.a.(4)(b)
        (5)  Loans to foreign governments and official institutions ..............................  4056             0   1.a.(5)
        (6)  Obligations (other than securities and leases) of states and political subdivisions    //////////////////
             in the U.S.:                                                                           //////////////////
             (a)  Taxable obligations ............................................................  4503             0   1.a.(6)(a)
             (b)  Tax-exempt obligations .........................................................  4504         2,001   1.a.(6)(b)
        (7)  All other loans .....................................................................  4058         1,237   1.a.(7)
    b.  Income from lease financing receivables:                                                    //////////////////
        (1)  Taxable leases ......................................................................  4505         1,949   1.b.(1)
        (2)  Tax-exempt leases ...................................................................  4307           718   1.b.(2)
    c.  Interest income on balances due from depository institutions(1) ..........................  4115           779   1.c.
    d.  Interest and dividend income on securities:                                                 //////////////////
        (1)  U.S. Treasury securities and U.S. Government agency obligations .....................  4027        34,826   1.d.(1)
        (2)  Securities issued by states and political subdivisions in the U.S.:                    //////////////////
             (a)  Taxable securities .............................................................  4506             0   1.d.(2)(a)
             (b)  Tax-exempt securities ..........................................................  4507            14   1.d.(2)(b)
        (3)  Other domestic debt securities ......................................................  3657         1,386   1.d.(3)
        (4)  Foreign debt securities .............................................................  3658         2,724   1.d.(4)
        (5)  Equity securities (including investments in mutual funds) ...........................  3659         1,227   1.d.(5)
    e.  Interest income from trading assets ......................................................  4069             0   1.e.
    f.  Interest income on federal funds sold and securities purchased under agreements to resell.  4020           505   1.f.
    g.  Total interest income (sum of items 1.a. through 1.f.) ...................................  4107       180,980   1.g.

----------
1) Includes interest income on time certificates of deposit not held for trading.

                                                                                         Year-to-date
                                                      Dollar Amounts in Thousands  RIAD  Bil Mil Thou
-----------------------------------------------------------------------------------------------------
2.  Interest expense:                                                           //////////////////
    a.  Interest on deposits:                                                   //////////////////
        (1)  Transaction account (NOW accounts, ATS accounts, and               //////////////////
             telephone and preauthorized transfer accounts) ................... 4508         2,546   2.a.(1)
        (2)  Nontransaction accounts:                                           //////////////////
             (a)  Money market deposit accounts (MMDAs) ....................... 4509        20,369   2.a.(2)(a)
             (b)  Other savings deposits ...................................... 4511         3,034   2.a.(2)(b)
             (c)  Time deposits of $100,000 or more ........................... A517         3,930   2.a.(2)(c)
             (d)  Time deposits of less than $100,000 ......................... A518        24,068   2.a.(2)(d)
    b.  Expense of federal funds purchased and securities sold under            //////////////////
        agreements to repurchase .............................................. 4180        26,002   2.b.
    c.  Interest on demand notes issued to the U.S. Treasury, trading           //////////////////
        liabilities, and other borrowed money ................................. 4185         6,884   2.c.
    d.  Not applicable                                                          //////////////////
    e.  Interest on subordinated notes and debentures ......................... 4200         2,587   2.e.
    f.  Total interest expense (sum of items 2.a through 2.e) ................. 4073        89,420   2.f.
                                                                                                     ----------------------
3.  Net interest income (item 1.g minus 2.f) .................................. //////////////////   RIAD 4074      91,560    3.
                                                                                                     ----------------------
4.  Provisions:                                                                 //////////////////
                                                                                                     ----------------------
    a.  Provision for loan and lease losses ................................... //////////////////   RIAD 4230         (15)   4.a.
    b.  Provision for allocated transfer risk ................................. //////////////////   RIAD 4243           0    4.b.
                                                                                                     ----------------------
5.  Noninterest income:                                                         //////////////////

    a.  Income from fiduciary activities ...................................... 4070         5,838   5.a.
    b.  Service charges on deposit accounts ................................... 4080        14,136   5.b.
    c.  Trading revenue (must equal Schedule RI, sum of Memorandum              //////////////////
        items 8.a. through 8.d.) .............................................. A220             0   5.c.
    d.-e.  Not applicable                                                       //////////////////
    f.  Other noninterest income:                                               //////////////////
        (1) Other fee income .................................................. 5407        12,528   5.f.(1)
        (2) All other noninterest income* ..................................... 5408        10,244   5.f.(2)
                                                                                                     ----------------------
    g.  Total noninterest income (sum of items 5.a through 5.f) ............... //////////////////   RIAD 4079      42,746    5.g.
6.  a.  Realized gains (losses) on held-to-maturity securities ................ //////////////////   RIAD 3521           2    6.a.
    b.  Realized gains (losses) on available-for-sale securities .............. //////////////////   RIAD 3196      (1,529)   6.b.
                                                                                                     ----------------------
7.  Noninterest expense:                                                        //////////////////

    a.  Salaries and employee benefits ........................................ 4135        33,740   7.a.
    b.  Expenses of premises and fixed assets (net of rental income)             //////////////////
        (excluding salaries and employee benefits and mortgage interest) ...... 4217        11,794   7.b.
    c.  Other noninterest expense* ............................................ 4092        31,199   7.c.
                                                                                                     ----------------------
    d.  Total noninterest expense (sum of items 7.a through 7.c) .............. //////////////////   RIAD 4093      76,733    7.d.
                                                                                                     ----------------------
8.  Income (loss) before income taxes and extraordinary items and other         //////////////////
                                                                                                     ----------------------
    adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d) . //////////////////   RIAD 4301      56,061    8.

9.  Applicable income taxes (on item 8) ....................................... //////////////////   RIAD 4302      16,877    9.
                                                                                                     ----------------------
10. Income (loss) before extraordinary items and other adjustments (item 8      //////////////////
                                                                                                     ----------------------
    minus 9) .................................................................. //////////////////   RIAD 4300      39,184    10.
11. Extraordinary items and other adjustments, net of income taxes * .......... //////////////////   RIAD 4320           0    11.
12. Net income (loss) (sum of items 10 and 11) ................................ //////////////////   RIAD 4340      39,184    12.
                                                                                                     ----------------------

----------
*Describe on Schedule RI-E--Explanations.

                                                                                                               I381
Memoranda                                                                                                  Year-to-date
                                                                        Dollar Amounts in Thousands  RIAD  Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
 1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after      //////////////////
     August 7, 1986, that is not deductible for federal income tax purposes .......................  4513           600   M.1.
 2.  Income from the sale and servicing of mutual funds and annuities (included in                   //////////////////
     Schedule RI, item 8) .........................................................................  8431           668   M.2.
 3.  Not applicable                                                                                  //////////////////
 4.  Number of full-time equivalant employees at end of current period (round to                     ////        Number
     nearest whole number) ........................................................................  4150         3,252   M.4.
 5.-6.  Not applicable                                                                               //////////////////
 7.  If the reporting bank has restated its balance sheet as a result of applying push down          ////      MM DD YY
     accounting this calendar year, report the date of the bank's acquisition ......................  9106      00/00/00   M.7.
 8.  Trading revenue (from cash instruments and off-balance sheet derivative instruments)            //////////////////
     (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c):                     //////////////////
     a.  Interest rate exposures ..................................................................  8757             0   M.8.a.
     b.  Foreign exchange exposures ...............................................................  8758             0   M.8.b.
     c.  Equity security and index exposures ......................................................  8759             0   M.8.c.
     d.  Commodity and other exposures ............................................................  8760             0   M.8.d.
 9.  Impact on income of off-balance sheet derivatives held for purposes other than trading:         //////////////////
     a.  Net increase (decrease) to interest income ...............................................  8761        (1,732)  M.9.a.
     b.  Net (increase) decrease to interest expense ..............................................  8762             0   M.9.b.
     c.  Other (noninterest) allocations ..........................................................  8763             0   M.9.c.
10.  Credit losses on off-balance sheet derivatives (see instructions) ............................  A251             0   M.10.
                                                                                                     -------------------
11.  Does the reporting bank have a Subchapter S election in effect for federal income tax                YES       NO
                                                                                                     -------------------
     purposes for the current tax year? ...........................................................  A530     ////   X    M.11.
                                                                                                     -------------------
12.  Deferred portion of total applicable income taxes included in Schedule RI,                      //// Bil Mil Thou
                                                                                                     -------------------
     items 9 and 11 (to be reported with the December Report of Income) ...........................  4772           N/A   M.12.
                                                                                                     -------------------


Schedule RI-A--Changes in Equity Capital

Indicate decreases and losses in parentheses.


                                                                                                                     I383
                                                                          Dollar Amounts in Thousands  RIAD  Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------
 1.  Total equity capital originally reported in the December 31, 1996, Reports of Condition           //////////////////
     and Income .....................................................................................  3215       822,419    1.
 2.  Equity capital adjustments from amended Reports of Income, net* ................................  3216             0    2.
 3.  Amended balance end of previous calendar year (sum of items 1 and 2) ...........................  3217       822,419    3.
 4.  Net income (loss) (must equal Schedule RI, item 12) ............................................  4340        39,184    4.
 5.  Sale, conversion, acquisition, or retirement of capital stock, net .............................  4346             0    5.
 6.  Changes incident to business combinations, net .................................................  4356             0    6.
 7.  LESS: Cash dividends declared on preferred stock ...............................................  4470             0    7.
 8.  LESS: Cash dividends declared on common stock ..................................................  4460             0    8.
 9.  Cumulative effect of changes in accounting principles from prior years* (see instructions for     //////////////////
     this schedule) .................................................................................  4411         6,818    9.
10.  Corrections of material accounting errors from prior years* (see instructions for this schedule)  4412             0   10.
11.  Change in net unrealized holding gains (losses) on available-for-sale securities ...............  8433       (16,960)  11.
12.  Other transactions with parent holding company* (not included in items 5, 7, or 8 above) .......  4415             0   12.
13.  Total equity capital end of current period (sum of items 3 through 12) (must equal                //////////////////
     Schedule RC, item 28) ..........................................................................  3210       851,461   13.
                                                                                                       -------------------

----------
Describe on Schedule RI-E--Explanations.

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                                     C300
                                                                          Dollar Amounts in Thousands  RCON  Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                 //////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A:)                          //////////////////
     a.  Noninterest-bearing balances and currency and coin(1) ......................................  0081       698,029     1.a.
     b.  Interest-bearing balances(2) ...............................................................  0071       330,238     1.b.
 2.  Securities:                                                                                       //////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, column A) .................................  1754       112,675     2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D) ...............................  1773     2,054,783     2.b.
 3.  Federal funds sold and securities purchased under agreements to resell .........................  1350        27,400     3.
 4.  Loans and lease financing receivables:                                                            //////////////////
                                                                             ------------------------
     a.  Loans and leases, net of unearned income (from Schedule RC-C) ...    RCON 2122    6,868,473   //////////////////     4.a.
     b.  LESS: Allowance for loan and lease losses .......................    RCON 3123       98,614   //////////////////     4.b.
     c.  LESS: Allocated transfer risk reserve ...........................    RCON 3128            0   //////////////////     4.c.
                                                                             ------------------------
     d.  Loans and leases, net of unearned income,                                                     //////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c) ........................................  2125     6,769,859     4.d.
 5.  Trading assets (from Schedule RC-D) ............................................................  3545             0     5.
 6.  Premises and fixed assets (including capitalized leases) .......................................  2145       156,623     6.
 7.  Other real estate owned (from Schedule RC-M) ...................................................  2150         8,217     7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Shedule RC-M) ........  2130        50,360     8.
 9.  Customers' liability to this bank on acceptances outstanding ...................................  2155           869     9.
10.  Intangible assets (from Schedule RC-M) .........................................................  2143       164,760    10.
11.  Other assets (from Schedule RC-F) ..............................................................  2160       198,157    11.
12.  Total assets (sum of items 1 through 11) .......................................................  2170    10,571,970    12.
                                                                                                       -------------------

----------
1) Includes cash items in process of collection and unposted debits.
2) Includes time certificates of deposit not held for trading.


                                                                         Dollar Amounts in Thousands   RCON  Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                            //////////////////
13.  Deposits:                                                                                         //////////////////
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E) ..................  2200     7,066,437   13.a.
                                                                             ------------------------
         (1)  Noninterest-bearing(1) .....................................    RCON 6631    1,586,399   //////////////////   13.a.(1)
         (2)  Interest-bearing ...........................................    RCON 6636    5,480,038   //////////////////   13.a.(2)
                                                                             ------------------------
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs ..............................  //////////////////
         (1)  Noninterest-bearing ...................................................................  //////////////////
         (2)  Interest-bearing ......................................................................  //////////////////
14.  Federal funds purchased and securities sold under agreements to repurchase .....................  2800     1,854,412   14.
15.  a.  Demand notes issued to the U.S. Treasury ...................................................  2840         5,974   15.a.
     b.  Trading liabilities (from Schedule RC-D) ...................................................  3548             0   15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):   //////////////////
     a.  With a remaining maturity of one year or less ..............................................  2332       350,000   16.a.
     b.  With a remaining maturity of more than one year ............................................  2333       147,657   16.b.
17.  Not applicable                                                                                    //////////////////
18.  Bank's liability on acceptances executed and outstanding .......................................  2920           869   18.
19.  Subordinated notes and debentures(2) ...........................................................  3200       160,000   19.
20.  Other liabilities (from Schedule RC-G) .........................................................  2930       135,160   20.
21.  Total liabilities (sum of items 13 through 20) .................................................  2948     9,720,509   21.
22.  Not applicable                                                                                    //////////////////
EQUITY CAPITAL                                                                                         //////////////////
23.  Perpetual preferred stock and related surplus ..................................................  3838             0   23.
24.  Common stock ...................................................................................  3230        65,164   24.
25.  Surplus (exclude all surplus related to preferred stock) .......................................  3839       729,855   25.
26.  a.  Undivided profits and capital reserves .....................................................  3632        78,650   26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities .....................  8434       (22,208)  26.b.
27.  Cumulative foreign currency translation adjustments ............................................  //////////////////
28.  Total equity capital (sum of items 23 through 27) ..............................................  3210       851,461   28.
29.  Total liabilities, limited-life preferred stock, and equity capital                               //////////////////
     (sum of items 21 and 28) .......................................................................  3300    10,571,970   29.
                                                                                                       -------------------

Memorandum

To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external                     Number
                                                                                                       ------------------
     auditors as of any date during 1996 ............................................................  RCON 6724       2     M.1.
                                                                                                       ------------------

1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 - Review of the bank's financial statements by external auditors
6 - Compilation of the bank's financial statements by external auditors
7 - Other audit procedures (excluding tax preparation work)
8 - No external audit work

----------
1) Includes total demand deposits and noninterest-bearing time and savings deposits.
2)  Includes limited-life preferred stock and related surplus.

                                       10